Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2019 Financial Results
SAN JOSE, Calif. — February 12, 2020 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the fourth quarter and fiscal year 2019.
Cadence reported 2019 revenue of $2.336 billion, compared to revenue of $2.138 billion for 2018. On a GAAP basis, Cadence achieved operating margin of 21 percent and recognized net income of $989 million, or $3.53 per share on a diluted basis, in 2019, compared to operating margin of 19 percent and net income of $346 million, or $1.23 per share on a diluted basis for 2018. Revenue for the fourth quarter of 2019 totaled $600 million, compared to revenue of $570 million for the same period in 2018. Cadence achieved operating margin of 18 percent and recognized net income of $660 million, or $2.36 per share on a diluted basis, in the fourth quarter of 2019, compared to operating margin of 20 percent and net income of $98 million, or $0.35 per share on a diluted basis, for the same period in 2018. GAAP net income for the fourth quarter of 2019 and fiscal 2019 included a one-time non-cash tax benefit of $576 million related to intercompany transfers of certain intellectual property rights to Cadence's Irish subsidiary.
Using the non-GAAP measure defined below, operating margin for 2019 was 32 percent and net income was $618 million, or $2.20 per share on a diluted basis, compared to operating margin of 30 percent and net income of $526 million, or $1.87 per share on a diluted basis, for 2018. For the fourth quarter of 2019, operating margin was 31 percent and net income was $152 million, or $0.54 per share on a diluted basis, compared to operating margin of 31 percent and net income of $147 million, or $0.52 per share on a diluted basis, for the same period in 2018.
“Generational trends such as 5G, AI and hyperscale computing are driving strong design activity and our Intelligent System Design strategy has us very well positioned to maximize the resulting opportunities,” said Lip-Bu Tan, chief executive officer. “We introduced seven significant new products, including two in the System Analysis space, and coupled with strong execution, drove 9% revenue growth and 32% non-GAAP operating margin in 2019, and I look forward to driving further customer and shareholder success this year.”
“We are pleased with our performance in Q4 and for the full year,” said John Wall, senior vice president and chief financial officer.  “Thanks to the efforts of the entire Cadence team, we achieved broad based strength across all of our businesses and look forward to building upon our success in 2020.”
CFO Commentary
Commentary on the fourth quarter and fiscal year 2019 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the first quarter of 2020, the company expects total revenue in the range of $610 million to $620 million. First quarter GAAP operating margin is expected to be approximately 19 percent and GAAP net income per diluted share is expected to be in the range of $0.32 to $0.34. Using the non-GAAP measure defined below, operating margin is expected to be approximately 30 percent and net income per diluted share is expected to be in the range of $0.53 to $0.55.
For 2020, the company expects total revenue in the range of $2.545 billion to $2.585 billion. On a GAAP basis, operating margin is expected to be in the range of 21 percent to 22 percent and net income per diluted share for 2020 is expected to be in the range of $1.46 to $1.56. Using the non-GAAP measure defined below, operating margin for 2020 is expected to be in the range of 32 percent to 33 percent and net income per diluted share for 2020 is expected to be in the range of $2.40 to $2.50.
A schedule showing a reconciliation of the business outlook from GAAP operating margin, GAAP net income and diluted net income per share to non-GAAP operating margin and non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, and John Wall, senior vice president and chief financial officer, will host the fourth quarter and fiscal year 2019 financial results audio webcast today, February 12, 2020, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 12, 2020 at 5 p.m. (Pacific) and ending March 13, 2020 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.

About Cadence
Cadence enables electronic systems and semiconductor companies to create the innovative end products that are transforming the way people live, work and play. Cadence's software, hardware and semiconductor IP are used by customers to deliver products to market faster. The company’s Intelligent System Design™ strategy helps customers develop differentiated products—from chips to boards to intelligent systems—in mobile, consumer, cloud, data center, automotive, aerospace, IoT, industrial and other market segments. Cadence is listed as one of Fortune Magazine's 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2020 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above, as well as the information in the Business Outlook section, are or include forward-looking statements based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for and delivery of Cadence’s products and services; (iv) change in customer demands that could result in delays in purchases or deliveries of Cadence's products and services, including those resulting from consolidation among Cadence’s customers, restructurings and other efforts to improve operational efficiency of Cadence’s customers, economic conditions, government regulations or trade restrictions; (v) economic and industry conditions and trade restrictions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect cash flow, liquidity, reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring, executive severance and other significant items not directly related to Cadence’s core business operations, including a one-time non-cash tax benefit related to intercompany transfers of certain intellectual property rights, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	December 28, 2019	December 29, 2018
	(unaudited)
GAAP operating margin as a percent of total revenue	18%	20%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	2%	2%
Stock-based compensation expense	8%	7%
Non-qualified deferred compensation expenses (credits)	0%	0%
Restructuring and other charges	2%	2%
Acquisition and integration-related costs (credits)	1%	0%
Special charges	0%	0%
Non-GAAP operating margin as a percent of total revenue	31%	31%

Operating Margin Reconciliation	Years Ended
	December 28, 2019	December 29, 2018
	(unaudited)
GAAP operating margin as a percent of total revenue	21%	19%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	2%	2%
Stock-based compensation expense	8%	8%
Non-qualified deferred compensation expenses (credits)	0%	0%
Restructuring and other charges	1%	0%
Acquisition and integration-related costs	0%	1%
Special charges	0%	0%
Non-GAAP operating margin as a percent of total revenue	32%	30%

Net Income Reconciliation	Three Months Ended
	December 28, 2019	December 29, 2018
	(unaudited)
(in thousands)
Net income on a GAAP basis	$659,675	$98,425
Amortization of acquired intangibles	12,660	12,942
Stock-based compensation expense	46,758	42,594
Non-qualified deferred compensation expenses (credits)	1,948	(3,186)
Restructuring and other charges	9,809	13,699
Acquisition and integration-related costs (credits)	3,466	(1,360)
Special charges	875	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(513)	1,356
Income tax benefit related to intercompany transfers of certain intellectual property rights	(575,618)	—
Income tax effect of non-GAAP adjustments	(7,500)	(17,737)
Net income on a non-GAAP basis	$151,560	$146,733

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Net Income Reconciliation	Years Ended
	December 28, 2019	December 29, 2018
	(unaudited)
(in thousands)
Net income on a GAAP basis	$988,979	$345,777
Amortization of acquired intangibles	53,079	53,333
Stock-based compensation expense	181,547	167,715
Non-qualified deferred compensation expenses (credits)	5,402	(1,471)
Restructuring and other charges	8,621	11,089
Acquisition and integration-related costs	8,107	19,858
Special charges	875	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(1,314)	(1,278)
Income tax benefit related to intercompany transfers of certain intellectual property rights	(575,618)	—
Income tax effect of non-GAAP adjustments	(52,037)	(69,489)
Net income on a non-GAAP basis	$617,641	$525,534

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	December 28, 2019	December 29, 2018
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$2.36	$0.35
Amortization of acquired intangibles	0.05	0.05
Stock-based compensation expense	0.17	0.15
Non-qualified deferred compensation expenses (credits)	0.01	(0.01)
Restructuring and other charges	0.03	0.05
Acquisition and integration-related costs (credits)	0.01	(0.01)
Special charges	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	—
Income tax benefit related to intercompany transfers of certain intellectual property rights	(2.06)	—
Income tax effect of non-GAAP adjustments	(0.03)	(0.06)
Diluted net income per share on a non-GAAP basis	$0.54	$0.52
Shares used in calculation of diluted net income per share — GAAP**	279,557	280,321
Shares used in calculation of diluted net income per share — non-GAAP**	279,557	280,321

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Diluted Net Income Per Share Reconciliation	Years Ended
	December 28, 2019	December 29, 2018
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$3.53	$1.23
Amortization of acquired intangibles	0.19	0.19
Stock-based compensation expense	0.65	0.60
Non-qualified deferred compensation expenses (credits)	0.02	(0.01)
Restructuring and other charges	0.03	0.04
Acquisition and integration-related costs	0.03	0.07
Special charges	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	—
Income tax benefit related to intercompany transfers of certain intellectual property rights	(2.05)	—
Income tax effect of non-GAAP adjustments	(0.19)	(0.25)
Diluted net income per share on a non-GAAP basis	$2.20	$1.87
Shares used in calculation of diluted net income per share — GAAP**	280,515	281,144
Shares used in calculation of diluted net income per share — non-GAAP**	280,515	281,144

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning March 13, 2020, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s first quarter 2020 earnings release is published, which is currently scheduled for April 20, 2020.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
December 28, 2019 and December 29, 2018
(In thousands)
(Unaudited)

	December 28, 2019	December 29, 2018
Current assets:
Cash and cash equivalents	$705,210	$533,298
Receivables, net	304,546	297,082
Inventories	55,802	28,162
Prepaid expenses and other	103,785	92,550
Total current assets	1,169,343	951,092
Property, plant and equipment, net	275,855	252,630
Goodwill	661,856	662,272
Acquired intangibles, net	172,375	225,457
Deferred taxes	732,367	154,894
Other assets	345,429	222,309
Total assets	$3,357,225	$2,468,654
Current liabilities:
Revolving credit facility	$—	$100,000
Accounts payable and accrued liabilities	316,908	256,526
Current portion of deferred revenue	355,483	352,456
Total current liabilities	672,391	708,982
Long-term liabilities:
Long-term portion of deferred revenue	73,400	48,718
Long-term debt	346,019	345,291
Other long-term liabilities	162,521	77,262
Total long-term liabilities	581,940	471,271
Stockholders’ equity	2,102,894	1,288,401
Total liabilities and stockholders’ equity	$3,357,225	$2,468,654

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months and Years Ended December 28, 2019 and December 29, 2018
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenue:
Product and maintenance	$564,964	$534,418	$2,204,615	$1,997,887
Services	34,591	35,432	131,704	140,135
Total revenue	599,555	569,850	2,336,319	2,138,022
Costs and expenses:
Cost of product and maintenance	53,521	54,748	189,146	173,011
Cost of services	19,807	21,376	77,211	85,736
Marketing and sales	127,267	112,613	481,673	439,669
Research and development	235,372	218,271	935,938	884,816
General and administrative	42,093	31,985	139,806	133,406
Amortization of acquired intangibles	2,787	3,468	12,128	14,086
Restructuring and other charges	9,809	13,699	8,621	11,089
Total costs and expenses	490,656	456,160	1,844,523	1,741,813
Income from operations	108,899	113,690	491,796	396,209
Interest expense	(4,222)	(4,318)	(18,829)	(23,139)
Other income (expense), net	748	(735)	6,001	3,320
Income before provision (benefit) for income taxes	105,425	108,637	478,968	376,390
Provision (benefit) for income taxes	(554,250)	10,212	(510,011)	30,613
Net income	$659,675	$98,425	$988,979	$345,777
Net income per share - basic	$2.41	$0.36	$3.62	$1.26
Net income per share - diluted	$2.36	$0.35	$3.53	$1.23
Weighted average common shares outstanding - basic	273,234	273,680	273,239	273,729
Weighted average common shares outstanding - diluted	279,557	280,321	280,515	281,144

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 28, 2019 and December 29, 2018
(In thousands)
(Unaudited)

	Years Ended
	December 28, 2019	December 29, 2018
Cash and cash equivalents at beginning of year	$533,298	$688,087
Cash flows from operating activities:
Net income	988,979	345,777
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	122,789	118,721
Amortization of debt discount and fees	1,001	1,196
Stock-based compensation	181,547	167,715
(Gain) loss on investments, net	4,090	(2,732)
Deferred income taxes	(576,738)	(11,676)
Provisions for losses on receivables	632	5,102
ROU asset amortization and change in operating lease liabilities	562	—
Other non-cash items	428	2,607
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(4,718)	(87,083)
Inventories	(33,024)	752
Prepaid expenses and other	(11,031)	(19,622)
Other assets	(8,011)	(14,606)
Accounts payable and accrued liabilities	33,915	1,553
Deferred revenue	27,498	100,696
Other long-term liabilities	1,681	(3,649)
Net cash provided by operating activities	729,600	604,751
Cash flows from investing activities:
Purchases of non-marketable investments	(33,717)	(115,839)
Proceeds from the sale of non-marketable investments	2,952	3,497
Purchases of property, plant and equipment	(74,605)	(61,503)
Cash paid in business combinations	(338)	—
Net cash used for investing activities	(105,708)	(173,845)
Cash flows from financing activities:
Proceeds from revolving credit facility	150,000	100,000
Payment on revolving credit facility	(250,000)	(85,000)
Principal payments on term loan	—	(300,000)
Proceeds from issuance of common stock	52,842	40,908
Stock received for payment of employee taxes on vesting of restricted stock	(90,580)	(69,921)
Payments for repurchases of common stock	(306,148)	(250,059)
Change in book overdraft	—	(3,867)
Net cash used for financing activities	(443,886)	(567,939)
Effect of exchange rate changes on cash and cash equivalents	(8,094)	(17,756)
Increase (decrease) in cash and cash equivalents	171,912	(154,789)
Cash and cash equivalents at end of year	$705,210	$533,298

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2018					2019
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	45%	46%	44%	44%	45%	44%	42%	44%	46%	44%
China	9%	8%	9%	13%	10%	10%	12%	10%	9%	10%
Other Asia	18%	18%	20%	18%	18%	19%	19%	21%	20%	20%
Europe, Middle East and Africa	20%	20%	19%	17%	19%	18%	20%	18%	18%	18%
Japan	8%	8%	8%	8%	8%	9%	7%	7%	7%	8%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2018					2019
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Functional Verification, including hardware for emulation and prototyping	26%	23%	22%	25%	24%	24%	22%	20%	24%	23%
Digital IC Design and Signoff	30%	30%	30%	28%	29%	30%	31%	30%	29%	30%
Custom IC Design and Simulation	26%	26%	26%	25%	26%	25%	26%	26%	25%	25%
System Interconnect and Analysis	9%	9%	9%	9%	9%	9%	10%	9%	9%	9%
IP	9%	12%	13%	13%	12%	12%	11%	15%	13%	13%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of February 12, 2020
(Unaudited)

	Three Months Ending March 28, 2020	Year Ending January 2, 2021
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	~19%	21% - 22%

Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	2%	2%
Stock-based compensation expense	8%	8%
Acquisition and integration-related costs	1%	1%
Non-GAAP operating margin as a percent of total revenue†	~30%	32% - 33%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of February 12, 2020
(Unaudited)

	Three Months Ending March 28, 2020	Year Ending January 2, 2021
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.32 to $0.34	$1.46 to $1.56
Amortization of acquired intangibles	0.05	0.23
Stock-based compensation expense	0.17	0.71
Acquisition and integration-related costs	0.01	0.07
Other income or expense related to investments and non-qualified deferred compensation plan assets*	0.01	0.01
Income tax effect of non-GAAP adjustments	(0.03)	(0.08)
Diluted net income per share on a non-GAAP basis†	$0.53 to $0.55	$2.40 to $2.50

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of February 12, 2020
(Unaudited)

	Three Months Ending March 28, 2020	Year Ending January 2, 2021
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$91 to $97	$410 to $438
Amortization of acquired intangibles	15	65
Stock-based compensation expense	47	198
Acquisition and integration-related costs	4	18
Other income or expense related to investments and non-qualified deferred compensation plan assets*	2	4
Income tax effect of non-GAAP adjustments	(10)	(23)
Net income on a non-GAAP basis†	$149 to $155	$672 to $700

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.